UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Suite 400

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Capital Market
Series A Cumulative Perpetual Preferred Stock, $0.0001 per share	LFMDP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2023, LifeMD, Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”). A majority in interest of all stock issued, outstanding and entitled to vote at the Annual Meeting were present in person or by proxy, thereby constituting a quorum.

The matters voted upon and approved by the Company’s stockholders were:

(1)	The election of nine directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified (“Proposal 1”).

(2)	The ratification of the selection of Marcum LLP as LifeMD’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”).

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal 1:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Justin Schreiber	12,845,743	1,050,026	7,226,789
Stefan Galluppi	12,844,346	1,051,423	7,226,789
Naveen Bhatia	12,847,245	1,048,524	7,226,789
Joseph DiTrolio	12,481,019	1,414,750	7,226,789
Roberto Simon	11,245,842	2,649,927	7,226,789
John Strawn, Jr.	11,254,813	2,640,956	7,226,789
Bertrand Velge	11,258,383	2,637,386	7,226,789
Robert Jindal	13,034,725	861,044	7,226,789
Joan LaRovere	13,029,312	866,457	7,226,789

Proposal 2:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,184,888	329,773	607,897	N/A

All Proposals were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	July 7, 2023	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer